Exhibit 10.4

EXECUTION VERSION

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental  Indenture”), dated as of December 15, 2014 between B/E Aerospace, Inc., a Delaware corporation (the “Company”), and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of July 1, 2008 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of March 13, 2012 (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), providing for the issuance of the 5.250% Senior Notes due 2022 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, in accordance with Section 902 of the Indenture, the Trustee and the Company, together with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes as of the date hereof, may add or amend and supplement certain terms and covenants in the Indenture and the Notes as described below;

WHEREAS, the Company is undertaking to execute and deliver this Sixth Supplemental Indenture to amend certain terms and covenants in the Indenture (the “Proposed Amendments”) in connection with its offer to purchase the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal of the Company, dated November 28, 2014, and any amendments, modifications or supplements thereto (the “Offer and Consent Solicitation”);

WHEREAS, the Company has obtained the written consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Outstanding Notes in order to affect the Proposed Amendments;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Amendments

Section 1.1.                                 Amendments to the Indenture.  The Indenture is hereby amended as follows:

(i)                                     Sections 703, 1004(b), 1005, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016 and 1017 are hereby amended by deleting all such Sections in their entirety and all references thereto contained elsewhere in the Indenture in their entirety;

(ii)                                  Clause (2) of Section 801 is hereby amended by deleting such clause in its entirety and all references thereto contained elsewhere in the Indenture in their entirety, and all references to Section 801 in the Indenture shall mean Section 801 as amended hereby;

(iii)                               Section 501 is hereby amended by deleting clauses (3), (4), (5) and (8) thereof in their entirety, and all references thereto contained elsewhere in the Indenture in their entirety, and by deleting the references to Restricted Subsidiary of the Company that is “Significant Subsidiary” set forth in each of clauses (6) and (7) thereof, and all references to Section 501 in the Indenture shall mean Section 501 as amended hereby;

(iv)                              The second sentence of Section 1102 shall be deleted in its entirety and replaced with the following text:

“The Company shall give notice of redemption, which notice shall include all information referenced in Section 1104(1) through (8), to the Paying Agent and Trustee at least three Business Days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.”

(v)                                 The first sentence of Section 1104 shall be deleted in its entirety and replaced with the following text:

“In the case of an optional redemption pursuant to the provisions of Paragraphs 6 and 7 of the Notes, at least three Business Days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address.”

(vi)                              All definitions set forth in Section 101 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety.

Section 1.2.                                 Amendments to the Notes. The Notes are amended as follows:

(i)                                     The first paragraph of Section 7 of the Notes is deleted in its entirety and replaced with the following text:

“At any time prior to April 1, 2017, the Company may redeem all or any portion of the Notes on one or more occasions upon not less than three Business Days nor more than 60 days notice at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption subject to the rights of Holders of Notes on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.”

(ii)                                  The first paragraph of Section 8 of the Notes is deleted in its entirety and replaced with the following text:

“Notice of redemption will be given at least three Business Days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $2,000 may be redeemed in part.”

(iii)                               Section 15 of the Notes shall be deleted in its entirety.

ARTICLE II

Miscellaneous

Section 2.1.                                 Effectiveness.  This Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.  This Supplemental Indenture will become operative upon the earlier to occur of (x) the date on which the tendered Notes are accepted for purchase by the Company in accordance with the terms of the Offer and Consent Solicitation and (y) the date on which the Company delivers a written, irrevocable notice to Ipreo LLC, as Depositary, that all conditions of the Tender Offer and Consent Solicitation have been waived or satisfied and it shall not amend, extend or terminate the Tender Offer and Consent Solicitation and shall consummate the Tender Offer and Consent Solicitation on the consent expiration, or 5:00 p.m., New York City time, on December 11, 2014, unless extended or earlier terminated by the Company, in which case this Supplemental Indenture will become operative as of the date hereof. The Company will notify the Trustee when this Supplemental Indenture becomes operative.

Section 2.2.                                 Indenture Remains in Full Force and Effect.  Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3.                                 Indenture and Supplemental Indenture Construed Together.  This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.4.                                 Confirmation and Preservation of Indenture.  The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5.                                 Conflict with the Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.6.                                 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7.                                 Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

Section 2.8.                                 Successors.  All agreements of the Company in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.9.                                 Certain Duties and Responsibilities of the Trustee.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10.                          Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 2.11.                          Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

Section 2.12.                          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.13.                          The Trustee.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

B/E AEROSPACE, INC.

By:	/s/ Ryan M. Patch
	Name:	Ryan M. Patch
	Title:	Vice President — Law, General Counsel, Secretary and Chief Compliance Officer

[Signature Page to Sixth Supplemental Indenture]

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Assistant Vice President

[Signature Page to Sixth Supplemental Indenture]